2021 AMENDED AND RESTATED STOCK OPTION PLAN OF
SALONA GLOBAL MEDICAL DEVICE CORPORATION

(May 21, 2021)

PART 1 - INTRODUCTION

1.01 Background and Effective Date

The Corporation, one of its wholly-owned subsidiaries, SDP, and certain other parties, as sellers, are party to a definitive agreement dated September 8, 2020 (the "Definitive Agreement"), pursuant to which the Corporation, through its subsidiary, has agreed to purchase, and the sellers have agreed to sell, the issued and outstanding shares in the capital of SDP, subject to the terms and conditions set forth therein. The consummation of the transactions contemplated by the Definitive Agreement will result in a Change of Business. The Board has authorized the adoption of this Plan effective the date hereof, subject to the approval of the Corporation's shareholders and the completion of the Change of Business.

1.02 Purpose

The purpose of the Plan is to secure for the Corporation and its shareholders the benefits of incentive inherent in share ownership by the directors, officers, key employees and, subject to the terms and conditions herein, consultants of the Corporation and its Affiliates who, in the judgment of the Board, will be largely responsible for its future growth and success.

1.03 Definitions

(a) "Affiliate" has the meaning ascribed thereto in the Business Corporations Act (British Columbia) as amended from time to time.

(b) "Associate" has the meaning ascribed to such term in the Securities Act (British Columbia).

(c) "Blackout Period" means a period during which the Corporation prohibits Optionees from exercising their Options.

(d) "Board" means the board of directors of the Corporation.

(e) "Change of Business" means the indirect acquisition of SDP by the Corporation in accordance with the terms of the Definitive Agreement and related transactions which will constitute a Change of Business, as such  term is defined in Policy 5.2 of the Exchange.

(f) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

(g) "Consultant" has the meaning ascribed to such term in Policy 4.4 and is a natural person that provides bona fide services to the Corporation, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the Corporation's parent and such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation's securities (which for greater certainty, includes any persons providing investor relations activities).

(h) "Corporation" means Salona Global Medical Device Corporation, a corporation existing under the laws of  the Province of British Columbia, and its Affiliates, if any, and includes any successor or assignee entity or entities into which the Corporation may be merged, changed, or consolidated; any entity for whose securities the securities of the Corporation shall be exchanged; and any assignee of or successor to substantially all of the assets of the Corporation.

(i) "Definitive Agreement" has the meaning ascribed to such term in Section 1.01 hereof.

(j) "Market Price" has the meaning ascribed to such term in Policy 1.1.

(k) "Disability" or "Disabled" means permanent and total disability as defined in Section 22(e)(3) of the Code.

(l) "Eligible Person" shall mean an officer or director of the Corporation ("Executive") or an employee of the Corporation ("Employee") or a Management Company Employee or a Consultant.

(m) "Exchange" means the TSX Venture Exchange.

(n) "Exercise Notice" means the notice respecting the exercise of an Option, substantially in the form attached to the Option Certificate, duly executed by the Optionee.

(o) "Exercise Price" means the price at which an Option may be exercised as determined in accordance with section 2.03.

(p) "Fair Market Value" means, if the Shares are listed on any national securities exchange within the meaning of Section 409A of the Code, the closing sales price, if any, on the largest such exchange on the valuation date, or, if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the Shares are not then listed on any such exchange, or there has been no trade date within such thirty (30) day period, the fair market value shall be determined in good faith by the Board.

(q) "Insider" means (i) an insider as defined in the Securities Act (British Columbia), other than a person who falls within the definition solely by virtue of being a director or senior officer of a subsidiary of the Corporation, and (ii) an Associate of any person who is an insider by virtue of the preceding sub-clause (i).

(r) "Investor Relations Activities" has the meaning ascribed to such term in Policy 1.1.

(s) "Nonqualified Stock Option" means an Option that is not a Section 422 Stock Option.

(t) "Management Company Employee" has the meaning ascribed to such term in Policy 4.4.

(u) "Material Information" has the meaning ascribed to such term in Policy 1.1.

(v) "Option" shall mean an option granted under the terms of the Plan.

(w) "Option Certificate" means the certificate, substantially in the form set out as Schedule "A" hereto, evidencing an Option.

(x) "Option Period" shall mean the period during which an option may be exercised.

(y) "Optionee" shall mean an Eligible Person to whom an Option has been granted under the terms of the Plan.

(z) "Outstanding Issue" means the number of Shares outstanding on a non-diluted basis.

(aa) "Plan" means this 2021 amended and restated stock option plan established and operated pursuant to Part 2 hereof.

(bb) "Policy 1.1" means the Exchange's Policy 1.1 entitled "Interpretation" as amended from time to time.

(cc) "Policy 4.4" means the Exchange's Policy 4.4 entitled "Incentive Stock Options" as amended from time to time.

(dd) "SDP" means South Dakota Partners, Inc., a South Dakota corporation.

(ee) "SEC" means the United States Securities and Exchange Commission.

(ff) "Section 422 Stock Option" means an Option which is intended to qualify as an incentive stock option under Section 422 of the Code.

(gg) "Shares" shall mean the common shares of the Corporation.

(hh) "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia

(ii) "U.S. Optionee" shall mean an Optionee who is a citizen of the United States or a resident of the United States, in each case as defined in section 7701(a)(30)(A) and section 7701(b)(1) of the Code, and such other Optionees to the extent their Options awarded under the Plan are subject to U.S. federal income tax under the Code.

(jj) "U.S. Securities Act" means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

PART 2 - SHARE OPTION PLAN

2.01 Participation

Options shall be granted only to Eligible Persons. Section 422 Stock Options shall be granted only to employees of the Corporation, or employees of a subsidiary of the Corporation (as defined under Code Section 424(f)).

2.02 Determination of Option Recipients

The Board shall make all necessary or desirable determinations regarding the granting of Options to Eligible Persons and may take into consideration the present and potential contributions of a particular Eligible Person to the success of the Corporation and any other factors which it may deem proper and relevant.

2.03 Price

The price at which an Optionee may purchase a Share upon the exercise of an Option shall be determined from time to time by the Board and shall be as set forth in the Option Certificate issued in respect of such Option but, in any event, shall not be less than the Market Price, and in the case of an Eligible Person who is a U.S. Optionee, shall not be less than the greater of (i) Market Price, and (ii) Fair Market Value on the date of grant. If the Optionee owns directly or by reason of the applicable attribution rules more than 10% of the total combined voting power of all classes of stock of the Corporation, the Option price  per share of the Shares covered by each Option which is intended to be a Section 422 Stock Option shall be not less than the greater of (i) Market Price, and (ii) one hundred ten percent (110%) of the Fair Market Value on the date of the grant. Notwithstanding the foregoing, the Board may designate an exercise price below the exercise price otherwise determined under this Section 2.03 if (i) the Option is granted in substitution for a stock option previously granted by an entity that is acquired by  or merged with the Corporation or an Affiliated Entity, provided that the number of Shares covered by the Stock Option and the exercise price are proportionately adjusted in a manner that complies with Policy 4.4 of the Exchange, the Treasury Regulations issued under Code Section 409A, and Code Section 424 to the extent it is applicable, or (ii) the Option otherwise qualifies for exemption under Code Section 409A.

2.04 Grant of Options

The Board may at any time authorize the granting of Options to such Eligible Persons as it may select for the number of Shares that it shall designate, subject to the provisions of the Plan. The date of each grant of Options shall be determined by the Board when the grant is authorized.

In the event that Options are granted to Employees, Management Company Employees or Consultants, the Corporation represents that such Optionees shall be bona fide Employees, Management Company Employees or Consultants, as the case may be.

The Corporation may at the time of granting options hereunder provide for additional terms and conditions which are not inconsistent with Part 2 hereof including, without limitation, terms and conditions deferring or delaying the date at which an Option may be exercised in whole or in part. Such additional terms and conditions shall be as set forth in the Option Certificate issued in respect of such Option.

The Option Certificate of any Option which is intended to qualify as an Section 422 Stock Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option qualifies as an "incentive stock option" within the meaning of Section 422 of the Code. Further, the Option Certificate authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Board shall deem advisable and which are not inconsistent with the requirements of Section 422 of the Code.

Notwithstanding any of the foregoing provisions, except with respect to Options intended to qualify as Section 422 Stock Options, the Board may authorize the grant of an Option to a person not then in the employ of the Corporation or of an Affiliate, conditioned upon such person becoming eligible to become an Eligible Person at or prior to the execution of the Option Certificate evidencing the actual grant of such Option. A prospective employee can be granted an option intended to qualify as a Section 422 Stock Option conditioned upon such person becoming an employee of the Corporation or a subsidiary of the Corporation (as defined in Code Section 424(f)), but in such case the Option is deemed granted on the date employment commences, and the date of grant Section 422 requirements are tested as of the date employment commences.

2.05 Term of Options

Unless otherwise expired pursuant to the terms of the Plan, all Options granted to an Optionee pursuant to this Plan shall expire at the close of business ten (10) years from the date of grant or such earlier date as the Board shall decide when the Option is granted, subject to earlier termination as herein provided; provided, however, that if the Option price is required under section 2.03 to be at least 110% of Fair Market Value, each such Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided.

Upon the expiration of the Option Period, the Options granted shall forthwith expire and terminate and be of no further force or effect whatsoever as to such of the Shares in respect of which the Option hereby granted has not then been exercised.

Notwithstanding the foregoing, if the expiration of the Option Period falls within a Blackout Period, except with respect to Options intended to qualify as Section 422 Stock Options the expiration of the Option Period shall be automatically extended for ten (10) business days after the expiry of the Blackout Period on the condition that (i) the Blackout Period was formally imposed by the Corporation pursuant to its internal trading policies as a result of the bona fide existence of undisclosed Material Information, (ii) the Blackout Period must be deemed to have expired upon the general disclosure of the undisclosed Material Information, and (iii) the automatic extension of an Optionee's options will not be permitted where the Optionee or the Corporation is subject to a cease trade order (or similar order under applicable securities laws) in respect of the Corporation's securities.

No Optionee or his or her legal representative, legatees or distributees will be, or will be deemed to be, a holder of any Shares subject to an Option, unless and until certificates for such Shares are issued to him, her or them or a securities intermediary with whom the Optionee (or his or her legal representative, legatees or distributees) has an account, is recorded as the owner of such Shares in a book-entry system under the terms of the Plan.

2.06 Exercise of Options

Except as set forth in section 2.10, no Option may be exercised unless the Optionee is at the time of such exercise;

(a) in the case of an Employee, in the employ of the Corporation or any Affiliate and shall have been continuously so employed since the grant of his or her Option, or have been a Consultant of the Corporation during such time thereafter, but absence on leave, having the approval of the Corporation or such Affiliate, shall not be considered an interruption of employment for any purpose of the Plan;

(b) in the case of a Consultant, under contract with the Corporation or any Affiliate and shall have been continuously so contracted since the grant of the Option; or

(c) in the case of an Executive, a director or officer of the Corporation or any Affiliate and shall have been such a director or officer continuously since the grant of his or her Option.

No Option may be exercised by an Optionee until the Plan has been approved by the shareholders of the Corporation. The exercise of any Option will be contingent upon receipt by the Corporation of cash payment of the full Exercise

Price of the Shares being purchased by 5:00 p.m. (EST) on the last day of the Option Period by delivering to the Corporation an

Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to the Corporation in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option.

In order to retain its status and treatment as a Section 422 Stock Option, except in the case of the Optionee's termination of employment as a result of Disability or death, such an Option must be exercised by the employee of the Corporation or of a Subsidiary of the Corporation (as defined in Code Section 424(f)) by the earlier of the date that is three (3) months after the date of cessation of employment or the expiration of the term of the Option (the "Exercise Limitation Period"). For purposes of the Exercise Limitation Period, the Optionee's employment will not be considered interrupted or terminated upon sick leave, military leave or any other leave of absence approved by the Corporation that does not exceed ninety (90) days, or a longer period if the Optionee's reemployment rights are guaranteed by law or contract. If a Section 422 Stock Option by its  terms permits exercise beyond the Exercise Limitation Period, such Option will cease to qualify as a Section 422 Stock Option if the Option is not exercised within the Exercise Limitation Period, and such Option automatically will be converted to a Nonqualified Stock Option.

2.07 Vesting of Options

Executives, Employees, Management Company Employees and Consultants

All Options granted to an Eligible Person, other than Optionees performing Investor Relations Activities, pursuant to this Plan shall vest and become fully exercisable as determined by the Board when the Option is granted.

Optionees performing Investor Relations Activities

All Options granted to Optionees performing Investor Relations Activities, pursuant to this Plan shall vest and become full exercisable as follows or as determined by the Board when the Option is granted, but in any event such Options shall not vest any sooner:

(a) one quarter (1/4) of the Options on the date which is three (3) months from the date said Options are granted;

(b) one quarter (1/4) of the Options on the date which is six (6) months from the date said Options are granted;

(c) one quarter (1/4) of the Options on the date which is nine (9) months from the date said Options are granted; and

(d) the final one quarter (1/4) of the Options on the date which is twelve (12) months from the date said Options are granted.

2.08 Restrictions on Grant of Options

The granting of Options shall be subject to the following conditions:

(a) not more than two (2%) percent of the Outstanding Issue may be granted to any one Consultant in any 12 month period;

(b) not more than an aggregate of two (2%) percent of the Outstanding Issue may be granted in aggregate to Eligible Persons conducting Investor Relations Activities in any 12 month period;

(c) unless the Corporation has obtained disinterested shareholder approval, not more than five (5%) percent of the Outstanding Issue may be issued to any one individual in any 12 month period;

(d) unless the Corporation has obtained disinterested shareholder approval, not more than an aggregate of ten (10%) percent of the Outstanding Issue may be issued to Insiders in any 12 month period; and

(e) unless the Corporation has obtained disinterested shareholder approval, the Corporation shall not decrease the Exercise Price of Options previously granted to Insiders.

No Options shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Plan by the Corporation or the approval of the Plan by the stockholders of the Corporation, and provided further, that to the extent that the fair market value of the Shares (determined at the time the Option is granted) as to which Options designated as Section 422 Stock Options are exercisable for the first time by any Eligible Person during any single calendar year (under the Plan and under any other incentive stock option plan of the Corporation or an Affiliate) exceeds US$100,000, such excess shall be deemed to be a Nonqualified Stock Option.

If disinterested shareholder approval is required, the proposed grant(s) or plan must be approved by a majority of the votes cast by all shareholders at the shareholders' meeting excluding votes attaching to shares beneficially owned by (i) Insiders to whom options may be granted under the stock option plan; and (ii) Associates of such Insiders. Holders of non-voting and subordinate voting shares must be given full voting rights on a resolution that requires disinterested shareholder approval. In the event the Plan is not approved by shareholders in accordance with the requirements of Code Section 422 within twelve (12) months before or after the date on which the Plan is adopted by the Board, any Section 422 Stock Option granted under this Plan automatically will be deemed to be a Nonqualified Stock Option.

No Options shall be granted to residents on the United States unless such Options and the Shares issuable upon exercise of such Options are registered under the U.S. Securities Act or are issued in compliance with an available exemption from the registration requirements of the U.S. Securities Act.

2.09 Lapsed Options

If Options are surrendered, terminated or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options.

2.10 Effect of Termination of Employment, Death or Disability

(a) If an Optionee shall die while employed or retained by the Corporation, or while an Executive, any Options held by the Optionee at the date of death, which have vested pursuant to section 2.07, shall become exercisable, in whole or in part, but only by the persons or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or the laws of descent and distribution (the "Successor Optionee"). All such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his or her death and only for one (1) year after the date of death or prior to the expiration of the Option Period in respect thereof, whichever is sooner, except that in the event the expiration of the Option Period is earlier than one (1) year after the date of death, with the consent of the Exchange, the Options (other than Section 422 Stock Options) shall be exercisable for up to one (1) year after the date of death of the Optionee as determined by the Board. Notwithstanding the foregoing, the Board, in its discretion, may resolve that up to all of the Options held by an Optionee at the date of death which have not yet vested shall vest immediately upon death.

(b) If the employment or engagement of an Optionee shall terminate with the Corporation due to Disability while the Optionee is employed or retained by the Corporation, any Option held by the Optionee on the date the employment or engagement of the Optionee is terminated due to Disability, which have vested pursuant to section 2.07, shall become exercisable, in whole or in part. All such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his or her termination due to Disability and only for one (1) year after the date of termination or prior to the expiration of the Option Period in respect thereof, whichever is sooner, provided that Options that become exercisable due to Disability shall only be exercisable by the person or persons who have the legal authority to act on behalf of the Optionee in connection with the rights of the Optionee to the Options. Notwithstanding the foregoing, the Board, in its discretion, may resolve that up to all of the Options held by an Optionee on the date the employment or engagement of the Optionee is terminated due to disability which have not yet vested shall vest immediately upon such date.

(c) Subject to section 2.10 (d), if an Optionee ceases to be an Eligible Person (other than as provided in section 2.10 (a) or (b)), any Options held by the Optionee on the date such Optionee ceased to be an Eligible Person, which have vested pursuant to section 2.07, shall be exercisable only to the extent that the Optionee was entitled  to exercise the Option at the date such Optionee ceased to be an Eligible Person and only for ninety (90) days after the date such Optionee ceased to be an Eligible Person, subject to the Board's discretion to extend such period for up to one (1) year provided that with respect to U.S. Optionees such extension is permitted under Code Section 409A, or prior to the expiration of the Option Period in respect thereof, whichever is sooner. Notwithstanding the foregoing, the Board, in its discretion, may resolve that up to all of the Options held by an Optionee on the date the Optionee ceased to be an Eligible Person which have not yet vested shall vest immediately upon such date.

(d) If the employment of an Employee or Consultant is terminated for cause (as determined by the Board) no Option held by such Optionee may be exercised following the date upon which Termination occurred.

To the extent required by law, the Corporation shall make adjustments to, and interpret, the Options as required by the U.S. Uniformed Services Employment and Reemployment Rights Act.

2.11 Effect of Offer or Sale

If at any time when the Option hereby granted remains unexercised with respect to any Shares, (a) a general offer to purchase all of the issued shares of the Corporation is made by a third party or (b) the Corporation proposes to sell all or substantially all of its assets and undertaking or to merge, amalgamate or be absorbed by or into any other company (save and except for a subsidiary or subsidiaries of the Corporation) under any circumstances which involve or may involve or require the liquidation of the Corporation, a distribution of its assets among its shareholders, or the termination of its corporate existence, the Corporation shall use its reasonable best efforts to provide notice of such offer or proposal to the Optionee as soon as practicable and (i) the Corporation may, at its option, permit the Option hereby granted to be exercised, as to all or any of the Optioned Shares in respect of which such Option has not previously been exercised by the Optionee at any time up to and including (but not after) a date twenty (20) days following the date of notice of such offer, sale or other similar transaction or prior to the close of business on the expiration date of the Option Period, whichever is the later; and (ii) the Corporation may, at its option, determine that upon the expiration of such twenty (20) day period, all rights to exercise the Option shall terminate and cease to have any further force or effect.

The Corporation may, in its sole discretion and without the consent of Optionees, provide for one or more of the following:

(i) the assumption of the Plan and outstanding Options by the surviving entity or its parent; (ii) the substitution by the surviving entity or its parent of Options with substantially the same terms for such outstanding Options, and with respect to U.S. Optionees, in a manner that complies with Code Section 409A; (iii) immediate exercisability of such outstanding Options followed by cancellation of such Options; and (iv) settlement of the intrinsic value of the outstanding vested Options in cash or cash equivalents or equity followed by the cancellation of all Options (whether or not then vested or exercisable).

2.12 Effect of Amalgamation, Consolidation or Merger

If the Corporation amalgamates, consolidates with or merges with or into another corporation, upon the exercise of an Option following such amalgamation, consolidation or merger, the Optionee shall be entitled to receive, and shall accept, in lieu of Shares, the securities, property or cash which the Optionee would have received upon such amalgamation, consolidation or merger if the Optionee had exercised his Option and held Shares immediately prior to the effective date of such amalgamation, consolidation or merger, and the number of Shares and the option price shall be adjusted appropriately by the directors of the Corporation and such adjustment shall be binding for all purposes herein, and with respect to U.S. Optionees, in a manner that complies with Code Section 409A.

2.13 Adjustment in Shares Subject to the Plan

If there is any change in the Shares through or by means of a declaration of stock dividends of Shares or consolidations, subdivisions or reclassification of Shares, or otherwise, the number of Shares available under the Plan, the Shares subject to any Option, and the Exercise Price thereof shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of the Plan. No such adjustment shall be made under the Plan which shall, within the meaning of Sections 424 and 409A of the Code, constitute such a modification, extension, or renewal of an Option as to cause the adjustment to be considered as the grant of a new Option if such action would result in adverse tax consequences under Code Section 409A.

2.14 Hold Period

All Options and any Shares issued on the exercise of Options may be subject to and legended with a four month hold period commencing on the date the Options were granted pursuant to the rules of the Exchange and applicable securities laws. Any Shares issued on the exercise of Options may be subject resale restrictions contained in National Instrument 45-102 - Resale of Securities which would apply to the first trade of the Shares.

2.15 Notification of Grant of Option

Following the granting of an Option by the Board, the Corporation shall notify the Optionee in writing of the Option and shall enclose with such notice the Option Certificate representing the Option so granted. Each Optionee, concurrently with the notice of the grant of an Option, shall be provided with a copy of the Plan.

2.16 Disclosure of Personal Information

By acceptance of an Option Certificate representing the grant of an Option, the Optionee is deemed to consent to (a) the disclosure of Personal Information by the Corporation to the Exchange (as defined in Appendix 6A of the Exchange) pursuant to Form 4G Summary Form - Incentive Stock Options ("Form 4G") of the Exchange, and (b) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6A of the Exchange or as otherwise identified by the Exchange, from time to time. "Personal Information" means any information about an identifiable individual, and includes the information contained in the tables, as applicable, found in Form 4G.

2.17 Options Granted To Corporations

Except in relation to a Consultant that is a corporation, Options may only be granted to an individual or a corporation that is wholly-owned by an Eligible Person. If a corporation is an Optionee, it must provide the Exchange with a completed Form 4F - Certification and Undertaking Required from a Corporation Granted an Incentive Stock Option. The corporation must agree not to effect or permit any transfer of ownership or option of shares of the corporation nor to issue further shares of any class in the corporation to any other individual or entity as long as the Option remains outstanding, except with the written consent of the Exchange.

2.18 U.S. Securities Restrictions

(a) Unless the Options and the Shares are registered under the U.S. Securities Act, the Options and the Shares granted hereunder will be considered "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act). Accordingly, any Options or Shares issued prior to an effective registration statement filed with the SEC may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed by the Optionee, directly or indirectly, without registration under the U.S. Securities Act and applicable state securities laws or unless in compliance with an available exemption therefrom. Certificate(s) representing the Options and the Shares issued prior to an effective registration statement filed with the SEC, and all certificate(s) issued in exchange therefor or in substitution thereof, will be endorsed with the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act:

"THE SECURITIES REPRESENTED HEREBY [for Options add: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT."

(b) Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by applicable

U.S. state corporate laws, U.S. federal and state securities laws, the Code, and the applicable laws of any jurisdiction in which Options are granted under the Plan, the following terms shall apply to all such Options granted to residents of the State of California, until such time as the Board amends this Section 2.18(b) or the Board otherwise provides:

(i) The term of each Option shall be stated in an Option Certificate issued to the Eligible Person and the Corporation, provided, however, that the term shall be no more than ten years from the date of grant thereof.

(ii) Unless determined otherwise by the Board, Options may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Eligible Person, only by the Eligible Person. If the Board makes an Option transferable, such Option may only be transferred (A) by will, (B) by the laws of descent and distribution, or (C) as permitted by Rule 701 of the U.S. Securities Act.

(iii) Unless a California Optionee's employment is terminated for cause as defined by applicable law, the terms of the Plan or the Option Certificate, the right to exercise an Option awarded under the Plan in the event of termination of employment continues until the earlier of: (1) the expiration date set forth in the applicable Option Certificate, or (2) (A) if termination was caused by death or Permanent Disability, at least six months from the date of termination, and (B) if termination was caused other than by death or Permanent Disability, at least thirty days from the date of termination. For purposes of this Section 2.18(iii), "Permanent Disability" shall mean the inability of the California Optionee, in the opinion of a qualified physician acceptable to the Corporation, to perform the major duties of the California Optionee's position with the Corporation because of the sickness or injury of the California Optionee.

(iv) No Option shall be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan or the date the Plan is approved by the shareholders of the Corporation.

(v) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spinoff, combination, repurchase, or exchange of Shares or other securities of the Corporation, or other change in the corporate structure of the Corporation affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding vested Option; provided, however, that the Board will make such adjustments to an Option required by Section 25102(o) of the California Corporations Code to the extent the Corporation is relying upon the exemption afforded thereby with respect to the Option.

(vi) The Corporation shall furnish summary financial information (audited or unaudited) of the Corporation's financial condition and results of operations, consistent with the requirements of applicable law, at least annually to each Eligible Person in California during the period such Eligible Person has one or more Option outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such Eligible Person owns such Shares; provided, however, the Corporation shall not be required to provide such information if (i) the issuance is limited to key Persons whose duties in connection with the Corporation assure their access to equivalent information or (ii) the Plan or any agreement complies with all conditions of Rule 701 of the U.S. Securities Act; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a "family member" as that term is defined in Rule 701 of the

U.S. Securities Act.

PART 3 - GENERAL

3.01 Number of Shares

The aggregate number of Shares that may be reserved for issuance, at any time, under the Plan and under any other share compensation arrangement adopted by the Corporation, shall not exceed 8,935,509.

Any Shares subject to an Option which has been granted under the Plan and which is cancelled or terminated in accordance with the terms of the Plan without being exercised as provided for in this Plan shall again be available under the Plan.

3.02 Transferability

All benefits, rights and options accruing to any Optionee in accordance with the terms and conditions of the Plan shall not be transferable or assignable unless specifically provided herein. A Section 422 Stock Option may not be transferred, assigned, pledged, hypothecated or otherwise disposed of by the U.S. Optionee other than by will or that laws of descent and distribution. During the lifetime of an Optionee, all benefits, rights and options may only be exercised by the Optionee.

3.03 Employment

Nothing contained in any Plan shall confer upon any Optionee any right with respect to employment or continuance of employment with the Corporation or any Affiliate, or interfere in any way with the right of the Corporation or any Affiliate to terminate the Optionee's employment at any time. Participation in any Plan by an Optionee is voluntary.

3.04 Approval of Plan

Options issued under the Plan shall only become exercisable after the Plan has been approved by the  shareholders of the Corporation; provided, however:

(a) unless consistent with the terms contained herein and approved by the Board, nothing contained herein shall in any way affect Options previously granted by the Corporation and currently outstanding;

(b) in the event the Plan is amended to become a 10% rolling plan, it will have to be approved yearly, at the Corporation's annual general meeting.

The obligation of the Corporation to sell and deliver Shares in accordance with the Plan is subject to the approval of any governmental authority having jurisdiction or any stock exchanges on which the Shares are listed for trading which may be required in connection with the authorization, issuance or sale of such Shares by the Corporation. If any Shares cannot be issued to any Optionee for any reason including, without limitation, the failure to obtain such approval, then the obligation of the Corporation to issue such Shares shall terminate and any Optionee's option price paid to the Corporation shall be returned to the Optionee.

3.05 Administration of the Plan

The Board is authorized to interpret the Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Corporation and all costs in respect thereof shall be paid by the Corporation.

3.06 Income Taxes

As a condition of and prior to participation in the Plan, if requested by the Board, a Optionee shall authorize the Corporation in written form to withhold from any remuneration otherwise payable to such Optionee any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.

In addition, if the Corporation is required under the Income Tax Act (Canada) or any other applicable law to make source deductions in respect of employee stock option benefits to the Optionee and to remit to the applicable governmental authority an amount on account of tax on the value of the taxable benefit associated with the issuance of Shares on exercise of Options, then the Optionee shall (i) pay to the Corporation, in addition to the Exercise Price for the Options, sufficient cash as is reasonably determined by the Corporation to be the amount necessary to permit the required tax remittance, (ii) authorize the Corporation, on behalf of the Optionee, to sell in the market on such terms and at such time or times as the Corporation determines a portion of the Shares being issued upon exercise of the Options to realize cash proceeds to be used to satisfy the required tax remittance, or (iii) make other arrangements acceptable to the Corporation to fund the required tax remittance.

3.07 Amendments to the Plan

The Board reserves the right to amend, modify or terminate the Plan at any time if and when it is advisable in the absolute discretion of the Board. However, any amendments of the Plan which could result, at any time, in:

(a) a material increase in the benefits under the Plan; or

(b) an increase in the number of Shares which would be issued under the Plan (except any increase resulting automatically from an increase in the total Outstanding Issue); or

(c) a material modification in the requirement as to eligibility for participation in the Plan;

shall be effective only upon the approval of the shareholders of the Corporation. Any amendment to any provision of the Plan shall be subject to approval, if required, by any regulatory body having jurisdiction over the securities of the Corporation.

3.08 No Representation or Warranty

The Corporation makes no representation or warranty as the future market value of any Shares issued in accordance with the provisions of the Plan.

3.09 Interpretation

The Plan will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

3.10 Savings Clause

This Plan is intended to comply in all respects with applicable law and regulations, including Section 409A of the Code. In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Section 409A of the Code), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Section 409A of the Code) so as to foster the intent of this Plan.

3.11 Compliance with Applicable Law, etc.

If any provision of the Plan or of any Option Certificate delivered pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Corporation or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

SCHEDULE "A"

SALONA GLOBAL MEDICAL DEVICE CORPORATION STOCK OPTION PLAN

If issued prior to an effective registration statement filed with the SEC - THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

If issued to officers or directors or at a discount to the Market Price - WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT DATE THAT IS FOUR MONTHS AND A DAY FROM THE GRANT DATE].

[INSERT APPLICABLE U.S. LEGENDS]

SALONA GLOBAL MEDICAL DEVICE CORPORATION

STOCK OPTION PLAN
OPTION CERTIFICATE

This Certificate is issued pursuant to the provisions of the Salona Global Medical Device Corporation (the "Corporation") stock option plan (the "Plan") and evidences that                                           is the holder (the "Optionee") of an option (the "Option") to purchase  up to                             common shares (the "Shares") in the capital stock of the Corporation at a purchase price of CAD$               per Share (the "Exercise Price").

If issued to a U.S. Optionee - The Plan provides for the granting of stock options that either (i) are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 ("Section 422 Stock Options"), as amended (the "Code"), or (ii) do not qualify as Section 422 Stock Options ("Non-Qualified Stock Options"). This Option is intended to be (select one):

☐ a Section 422 Stock Option; or

☐ a Non-Qualified Stock Option.

Subject to the provisions of the Plan:

(c) the effective date of the grant of the Option is                    ;

(d) the Option expires at 5:00 p.m. (EST) on                      ; and

(e) the Options shall vest as follows:

Date	Percent of Stock Options Vested	Number of Stock Options Vested	Aggregate Number of Stock Options Vested

The vested portion or portions of the Option may be exercised at any time and from time to time from and including the date of the grant of the Option through to 5:00 p.m. (EST) on the expiration date of the Option Period by delivering to the Corporation an Exercise Notice, in the form attached as Appendix "I" hereto, together with this Certificate and a certified cheque or bank draft payable to the Corporation in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which the Option is being exercised.

A-2

All Options and any Shares issued on the exercise of Options may be subject to resale restrictions and may be subject to and legended with a four month hold period commencing on the date the Options were granted pursuant to the rules of the Exchange and applicable securities laws. The Options hereby granted are subject to the approval of the Exchange.

This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan, the terms and conditions of which the Optionee hereby expressly agrees with the Corporation to be bound by. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Corporation shall prevail.

Unless the Options and the Shares are registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), the Options and the Shares are being or will be issued, as applicable, pursuant to an available exemption or exclusion from registration under the U.S. Securities Act. Accordingly, any Options or Shares issued prior to an effective registration statement filed with the U.S. Securities and Exchange Commission will be "restricted securities" as such term is defined in Rule 144 under the U.S. Securities Act, and, therefore may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed by the Optionee, directly or indirectly, without registration under the U.S. Securities Act and applicable state securities laws or unless in compliance with an available exemption therefrom.

[If the Optionee is resident in the State of California on the effective date of the grant of the Option, then by accepting this Option Certificate the Optionee acknowledges that the Corporation, as a reporting issuer under the securities legislation in certain Provinces of Canada, is required to publicly file with the securities regulators in those jurisdictions continuous disclosure documents, including audited annual financial statements and unaudited quarterly financial statements (collectively, the "Financial Statements"). Such filings are available on the System for Electronic Document Analysis and Retrieval (SEDAR), and documents filed on SEDAR may be viewed under the Corporation's profile at the following website address: www.sedar.com. Copies of Financial Statements will be made available to the undersigned by the Corporation upon such Optionee's request.]

All terms not otherwise defined in this Certificate shall have the meanings given to them under the Plan. Dated this________day of___________,               .

SALONA GLOBAL MEDICAL DEVICE CORPORATION

Per:
Authorized Signatory

A-3

APPENDIX "I"

SALONA GLOBAL MEDICAL DEVICE CORPORATION

STOCK OPTION PLAN
EXERCISE NOTICE

TO: SALONA GLOBAL MEDICAL DEVICE CORPORATION (the "Corporation")

1. The undersigned (the "Optionee"), being the holder of options to purchase                                common shares of the Corporation at the exercise  price of               per share, hereby irrevocably gives notice, pursuant to the stock option plan of the Corporation  (the  "Plan"),  of the  exercise of the  Option  to acquire and hereby subscribes for                             of such common shares of the Corporation.

2. The Optionee tenders herewith a certified cheque or bank draft payable to the Corporation in an amount equal to the aggregate Exercise Price of the aforesaid common shares exercised and directs the Corporation to issue a share certificate evidencing said common shares in the name of the Optionee to be mailed to the Optionee at the following address:

3. By executing this Exercise Notice, the Optionee hereby confirms that the undersigned has read the Plan and agrees to be bound by the provisions of the Plan. All terms not otherwise defined in this Exercise Notice shall have the meanings given to them under the Plan or the attached Option Certificate.

4. The Optionee is resident in                                                     [name of state/province].

5. The undersigned Optionee hereby represents, warrants, acknowledges and agrees that the certificate(s) representing the Shares may be subject to and legended with a four month hold period commencing on the date the Options were granted pursuant to the rules of the TSX Venture Exchange and applicable securities laws.

6. The undersigned Optionee hereby represents, warrants, acknowledges and agrees that unless the common shares of the Corporation issuable hereby (the "Shares") have been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), the issuance hereby is being made pursuant to an exemption or exclusion from the registration requirements of the U.S. Securities Act and similar exemptions under applicable state securities laws. Accordingly, any Shares issued prior to an effective registration statement filed with the U.S. Securities and Exchange Commission will be "restricted securities" as such term is defined in Rule 144 under the U.S. Securities Act, and, therefore may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed by the Optionee, directly or indirectly, without registration under the U.S. Securities Act and applicable state securities laws or unless in compliance with an available exemption therefrom. The undersigned Optionee understands and agrees that unless the Shares have been registered under the U.S. Securities Act, the certificate(s) representing the Shares and all certificate(s) issued in exchange therefor or in substitution thereof, will be endorsed with the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT."

DATED the               day of                                    ,                  .

Signature of Optionee